UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2018

UGI Corporation

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (610) 337-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2018, UGI Energy Services, LLC ("UGI LLC"), an indirect, wholly owned subsidiary of UGI Corporation ("Registrant"), and Energy Services Funding Corporation ("ESFC"), a wholly owned special purpose subsidiary of UGI LLC, entered into Amendment No. 19 (the "Amendment") to the Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or modified from time to time, the "RPA"), among UGI LLC, as servicer, ESFC, as seller, and PNC Bank, National Association, as issuer and administrator ("PNC"). The Amendment provides for, among other things, (i) extending the Facility Termination Date from October 26, 2018 to October 25, 2019 and (ii) changing the definition of Purchase Limit to mean (x) at any time on or after October 26, 2018 and prior to but excluding May 1, 2019, $150,000,000 and (y) at any time on or after May 1, 2019, $75,000,000. The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment filed as Exhibit 10.1 hereto. All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the RPA, as amended by the Amendment.

The RPA was entered into in conjunction with a Purchase and Sale Agreement, dated as of November 30, 2001 (as amended, supplemented or modified from time to time, the "PSA") between UGI LLC and ESFC. Under the RPA, UGI LLC transfers, on an ongoing basis and without recourse, its trade accounts receivable to ESFC. ESFC, in turn, has in the past sold, and subject to certain conditions, may from time to time in the future sell, an undivided interest in some or all of the receivables to PNC. ESFC’s and UGI LLC’s obligations under the RPA and PSA are secured by all receivables under the receivables pool, as well as the related security, the collections thereof and the lock-box accounts into which the proceeds thereof are to be remitted.

As amended, the scheduled termination date of the RPA is October 25, 2019, although the RPA may terminate prior to such date upon a termination event. The RPA contains customary indemnifications by ESFC and UGI LLC as servicer, as well as customary representations and warranties and affirmative and negative covenants applicable to ESFC as seller and UGI LLC as servicer for agreements of this type.

The PSA provides for customary termination events (in certain cases, with grace or cure periods), including, among other things, in the event of nonpayment of amounts due under the RPA, a representation or warranty proving to have been incorrect when made, failure to comply with covenants and limitations on certain ratios with respect to receivables, and a change of control of UGI LLC or ESFC.

PNC or its affiliates has in the past made, and may in the future make, loans to the Registrant or its affiliates, provide other fee-based financial services, and act in various agency roles under credit facilities of the Registrant or its affiliates. Affiliates of PNC have in the past provided, and may in the future provide, the Registrant or its affiliates with investment banking and advisory services for which they have received, and in the future may receive, customary compensation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Amendment No. 19, dated as of October 26, 2018, to Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or modified from time to time), by and among UGI Energy Services, LLC, as servicer, Energy Services Funding Corporation, as seller, and PNC Bank, National Association, as issuer and administrator.

Exhibit Index

Exhibit Number	Description
10.1

Amendment No. 19, dated as of October 26, 2018, to Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or modified from time to time), by and among UGI Energy Services, LLC, as servicer, Energy Services Funding Corporation, as seller, and PNC Bank, National Association, as issuer and administrator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UGI Corporation

Date: November 1, 2018	By:	/s/ G. Gary Garcia
Name: G. Gary Garcia
Title: Treasurer